Exhibit 1.01

Conflict Minerals Report
For The Year Ended December 31, 2015

This Conflict Minerals Report (this “Report” or “CMR”) of Abaxis, Inc. (“Abaxis”,” “our,” “us,” or “we”), for the period from January 1, 2015 through December 31, 2015 (the “Reporting Period”) is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to Conflict Minerals (as defined below) as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule, through Form SD, imposes certain reporting obligations on SEC registrants whose manufactured products contain Conflict Minerals that are necessary to their functionality or production. Form SD defines “Conflict Minerals” as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, and tungsten (“3TG” or “Conflict Minerals”). The intent of these requirements is to further the goal of ending violent conflict in the Democratic Republic of Congo and in adjoining countries (the “Covered Countries”), which conflict has been financed, in part, by the exploitation and trade of conflict minerals. These requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether or not they fund armed conflict.

Abaxis conducted an analysis of the products manufactured, or contracted to be manufactured, during the Reporting Period and found that certain Conflict Minerals are necessary to the functionality or production of some of our products. This Report describes the process undertaken by Abaxis for identifying Conflict Minerals necessary to the functionality or production of these products, as well as our country of origin inquiry and additional due diligence measures as to the source and chain of custody of these Conflict Minerals.

Company Overview

Abaxis, Inc. is a worldwide developer, manufacturer and marketer of portable blood analysis systems that are used in a broad range of medical specialties in human or veterinary patient care to provide clinicians with rapid blood constituent measurements. Our mission is to improve the efficiency of care delivery to and the quality of life of patients in the medical and veterinary markets. Abaxis is a California corporation and was incorporated in 1989.

Description of Abaxis Products Covered by this Report

This Report relates to Abaxis’ products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by Abaxis; and (iii) for which the manufacture was completed during calendar year 2015.

Abaxis’ medical devices are manufactured using parts and components that are several levels removed from the actual mining of conflict minerals. The blood chemistry analyzers that Abaxis manufactures employ a variety of components designed or specified by us that contain Conflict Minerals that are necessary to their functionality or production (the “Covered Products”). The components are manufactured by several third-party suppliers that have been qualified and approved by Abaxis and then assembled by our contract manufacturers.

Reasonable Country-of-Origin Inquiry and Due Diligence Process

Abaxis’ supply chain with respect to the Covered Products is complex, and its manufacturing process is significantly removed from the mining, smelting and refining of Conflict Minerals. Abaxis does not purchase Conflict Minerals directly from mines, smelters or refiners, and there are many third parties in the supply chain between the ultimate manufacture of the Covered Products and the original sources of Conflict Minerals. Abaxis believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, and, therefore, has taken steps to identify the applicable smelters and refiners of Conflict Minerals in Abaxis’ supply chain. However, tracing these minerals to their sources is a challenge that requires us to rely on our direct suppliers to work with their upstream suppliers to provide us with accurate information, about the origin of the Conflict Minerals in the materials and parts that we purchase. The information provided by suppliers may be inaccurate or incomplete or subject to other irregularities. The ability to verify the accuracy of information reported by suppliers is limited due to Abaxis’ relative location within the supply chain in relation to the actual extraction and transport of Conflict Minerals. Accordingly, we can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the Conflict Minerals in the Covered Products.

Where Abaxis completed manufacture of Covered Products during calendar year 2015, we have undertaken a reasonable country of origin inquiry (“RCOI”) and due diligence on the source and chain of custody of the Conflict Minerals that were included in those products. We surveyed our suppliers using the Conflict Minerals Reporting Template (the “Template”) developed by the Electronic Industry Citizenship Coalition and the Global e-Sustainability Initiative (“EICC-GeSI”) from the Conflict-Free Sourcing Initiative (“CFSI”). The Template facilitates the transfer of information through the supply chain regarding country of origin and smelters and refiners, including suppliers’ conflict-free policies and information regarding their engagement with lower-tier suppliers and the identification of smelters used to supply Conflict Minerals contained in materials or products provided by the supplier, whether those smelters are located in one of the Covered Countries, and the source country of Conflict Minerals used by each of the identified smelters.

Reasonable Country-of-Origin Inquiry Responses and Follow-Up

Abaxis has conducted a good faith RCOI that was reasonably designed to determine whether any of the Conflict Minerals in the Covered Products originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources. Using the Template, Abaxis conducted a survey of all suppliers that provided components or parts that we reasonably believed were likely to contain 3TG. Because we were unable to determine the country of origin of all Conflict Minerals in our supply chain, we performed due diligence on the source and chain of custody to determine whether the Conflict Minerals directly or indirectly financed or benefitted armed groups in the Covered Countries.

Conflict Minerals Due Diligence Process

Design of Due Diligence

Abaxis’ Conflict Minerals due diligence process has been designed to conform, in all material respects, with the framework developed by The Organisation of Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, and the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”), specifically as it relates to our position in the minerals supply chain as a downstream purchaser.

Description of Due Diligence Measures

Abaxis’ due diligence on the source and chain of custody of the Conflict Minerals contained in the Covered Products included the following measures:

(a) Establish Strong Company Management Systems

•	Conflict Minerals Policy. Abaxis has adopted a conflict minerals policy (the “Conflict Minerals Policy”), which provides in part as follows:

Abaxis’ Commitment: We support the objectives underlying Section 1502 and the efforts being made to reduce the risk that trade in conflict minerals contributes to this humanitarian crisis.

Process to Meet Regulatory Obligation: We have initiated a process to comply with the SEC rules. In particular, we are taking steps to (1) conduct due diligence regarding the origin of any conflict minerals in our supply chain and enhance our supply chain internal controls; (2) strive to eliminate conflict minerals that may be supporting the conflict in the DRC; and (3) notify our suppliers of our policy on conflict minerals and encourage them to make similar commitments and take similar measures.

We are in the process of determining the exposure of our supply chain to conflict minerals mined in conditions of armed conflict and human rights abuses and following an internationally recognized due diligence framework to understand and minimize our risk. However, the global supply chain for these minerals is complex, and tracing these minerals to their sources is a challenge. To meet that challenge, we must rely on the cooperation of our suppliers. To help us adhere to our policy, implement the tracking process and meet our SEC reporting obligations, we expect our suppliers to respond to our queries about purchased components on a timely basis, including assistance in reaching out to their suppliers when necessary to trace the source of minerals and regular communications with us about supplier’s conflict minerals tracking and tracing efforts.

Commitment to Working with Our Suppliers: In addition, we are taking steps to encourage our suppliers to commit to responsible “conflict-free” sourcing to prevent directly or indirectly contributing to armed conflicts and human rights abuses. If conflict minerals are identified in our supply chain, we plan to work with our suppliers to determine if practical conflict-free sources certified under the Electronic Industry Citizenship Coalition and the Global e-Sustainability Initiative (EICC/GeSI) Conflict-Free Smelter Program, are available and work to qualify those sources. We have also advised our suppliers about the Conflict Minerals Policy and have encouraged them to adopt similar policies.

We expect to review and update this policy regularly as needed. We have posted our Conflict Minerals Policy on our website (http://www.abaxis.com).

•	Conflict Minerals Team. Abaxis has established an internal Conflict Minerals Rule compliance team consisting of a cross-functional group that includes representatives from manufacturing, engineering, purchasing/procurement and finance. The compliance team is responsible for developing and implementing Abaxis’ compliance program.

•	Control Systems. Since Abaxis does not have direct relationships with Conflict Minerals smelters and refiners, we rely on the Template and associated due diligence information developed by the CFSI and to work with our suppliers to identify upstream participants in the supply chain and conduct due diligence investigation of them.

•	Supplier Engagement. We have enhanced engagement with our suppliers principally by communicating to suppliers information and guidance regarding our requirements under the SEC’s Conflict Minerals rules, as well as the standards and expectations set forth in the Company Policy.

•	Grievance Mechanism. Abaxis’ Corporate Governance policies include a whistleblower compliance hotline (1-800-826-6762) to report any grievance, including issues concerning our Conflict Minerals compliance.

(b) Identify and Assess Conflict Mineral Risks in the Supply Chain

•	Identification of Conflict Minerals in the Supply Chain. Abaxis has a process to assess and identify suppliers of Covered Products (“In-Scope Suppliers”) during the Reporting Period and as such, the RCOI pertained only to those suppliers. We requested our In-Scope Suppliers to complete a Template to review Conflict Minerals risk within the supply chain, identify smelters and countries of origin of the Conflict Minerals, and provide additional information as necessary.

•	Risk Assessment. Abaxis reviewed the conflict minerals data, provided by the In-Scope Suppliers for the Reporting Period and assessed the reasonableness of the representations made and reviewed the responses against criteria developed to determine which responses required further engagement with suppliers. These criteria included untimely or incomplete responses as well as inconsistencies or other apparent inaccuracies within the data reported. Additionally, we contacted suppliers for follow-up, clarification or additional information on the supplier surveys, when needed. We also evaluated suppliers’ stated responses regarding the locations of origin of the Conflict Minerals as well as the mine locations.

(c) Design and Implement a Strategy to Respond to Identified Risks

To the extent that suppliers identified smelters and refiners in the supply chain, we took steps to determine whether the Conflict Minerals directly or indirectly financed or benefitted armed groups in the Covered Countries. In particular, Abaxis compared the smelters and refiners identified by its In-Scope Suppliers against currently available independently verified lists of compliant smelters or refiners such as the CFSI’s Conflict-Free Smelter Program (“CFSP”) – Compliant Refiners/Smelters, the Responsible Jewellery Council (RJC) – Chain of Custody Certified Entities and the London Bullion Market Association (LBMA) – Good Delivery List. Generally, these programs identify smelters and refiners that an independent third-party audit has confirmed have systems in place designed to assure sourcing of only conflict-free minerals.

Of the smelters or refiners that have been identified as potentially applicable, some have not been identified as validated smelters. Through communication of our Conflict Minerals Policy and expectations for suppliers, as well as through our individual follow-up during the due diligence process, we have taken steps to encourage our suppliers to source from validated smelters. We have also developed a strategy for addressing the risk of unresponsive suppliers that do not source from validated smelters, including cautioning the supplier, providing additional education to the supplier and other corrective actions, giving the supplier an opportunity to change its sourcing to validated smelters, monitoring and tracking performance and elevating the problem to management. If, for any reason, the supplier were unable to change sources to validated smelters or were otherwise unresponsive, we may disengage from the supplier and seek new sources through the supply chain, depending on the criticality of the product supplied, including factors such as supplier size and capabilities, the availability of alternatives and our dependence on the supplier.

(d) Implement Independent Third-Party Audit of Supply Chain Due Diligence

We do not have any direct relationships with smelters or refiners that process Conflict Minerals, and we do not perform or direct audits of these entities within our supply chain. As an alternative, we have relied on audit results and information collected and provided by independent third-party smelter and refinery audit programs, such as the CFSI.

(e) Report Annually on Supply Chain Due Diligence

This Report is publicly available and posted at Abaxis’ website (www.abaxis.com). Abaxis expects to report annually on supply chain due diligence, as required by the Rule.

Conflict Minerals Due Diligence Results

Abaxis relies on our In-Scope Suppliers, to provide information on the origin of the Conflict Minerals contained in components and materials supplied to us and on the smelters and refiners used to process those Conflict Minerals. The information provided by the In-Scope Suppliers primarily includes a completed Template. We believe that this method of obtaining information about Abaxis’ supply chain from In-Scope Suppliers represents a reasonable effort to determine the mines or locations of origin of the Conflict Minerals in Abaxis’ supply chain and the smelters and refiners that processed those Conflict Minerals. Although we received a response from all of our known Conflict Minerals suppliers, the quality of the responses received varied, preventing management from relying fully on all of these responses. Our goal is to continue to improve our due diligence efforts to obtain more complete information, particularly as more of our suppliers increase their familiarity with the information required.

Based on the information obtained in the RCOI and due diligence process described above, management has been unable to determine the smelter, refiner or country of origin for a portion of the Conflict Minerals included in the Covered Products during the Reporting Period. This inability was due primarily to the quality of the information received from the known Conflict Minerals suppliers, some of which provided Template responses at a “company-wide” level rather than a “product-specific” level or included only partially completed Templates that did not, for example, identify all of the supplier’s smelters or refiners or all of the countries from which its Conflict Minerals were sourced.

For the Reporting Period, of the 345 facilities identified by suppliers at the product level and believed to be actual smelters or refiners, 217 or 63% were identified by one of the programs above as certified conflict-free based on currently available independently verified lists of compliant smelters or refiners.

Identified Smelters and Refiners

As noted above, some of our In-Scope Suppliers were not able to identify any smelters or refiners and some were not able to identify smelters or refiners at the product-level. Moreover, there were facilities identified by suppliers that were not identified as actual smelters or refiners on the list developed by the U.S. Department of Commerce. As a result, at this point, we do not believe that we can reliably identify all smelters and/or refiners in our supply chain and, therefore, have presented in Table I of this CMR, only the 217 validated facilities believed to be actual smelters or refiners and that were identified by suppliers that provided product-level information.

We continue to work with our suppliers to encourage them to process Conflict Minerals supplied to us only through smelters and refiners that have been validated as conflict-free through programs such as the Conflict Free Smelter Program (CFSP) or are actively progressing toward validation.

Country of Origin of the Conflict Minerals

Based on the above-described due diligence process, Abaxis does not have sufficient information to conclusively determine the countries of origin of the 3TG in each of the Covered Products or whether the 3TG were from scrap or recycled sources. The country of origin of the conflict mineral information was not provided by our suppliers at the product level for the Reporting Period.

Efforts to Determine the Mine or Location of Origin

To determine the mines or location of origin of the Conflict Minerals with the greatest possible specificity, Abaxis performed the due diligence measures described above.

Risk Mitigation and Future Due Diligence Measures

Abaxis strives to take the steps outlined above to ensure that Conflict Minerals contained in products are sourced with due respect for human rights, avoid contributing to conflict, and support development through responsible supply chain practices.

In addition to the steps already taken, we intend to improve due diligence measures and to further mitigate the likelihood that the Conflict Minerals contained in our products could benefit armed groups in the Covered Countries:

•	Continue to engage with direct suppliers to obtain current, accurate and complete information about the supplier survey responses;

•	Continue, and seek to further improve, our direct supplier surveys and due diligence process and continue to review the refinement and expansion of the list of participating smelters and refiners through the CFSI website to validate the smelters and refiners provided by suppliers; and

•	Encourage direct suppliers to implement responsible sourcing and to request that they encourage smelters and refiners to obtain a “conflict-free” designation from a recognized third-party auditor through a program such as the CFSP and other industry-sponsored programs.

•	In the event that any of our suppliers are found to be providing us with 3TG from sources that support conflict in the Covered Countries, work with the supplier to establish alternative sources of 3TG; and

•	Continue to refine our due diligence processes in accordance with the OECD Guidelines and supplements.

Cautionary Note on Forward-Looking Statements

Forward-looking statements in this CMR are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Investors are cautioned that statements in this CMR that are not strictly historical statements, including without limitation, Abaxis’ intentions and expectations regarding further supplier engagement, due diligence, and risk mitigation efforts and strategy, constitute forward-looking statements that involve risks and uncertainties. Words such as “expects,” “anticipates,” “goals,” “strives,” “intends,” “plans,” “believes,” “seeks,” variations of these words, and similar expressions are intended to identify such forward-looking statements. Actual results could differ materially from the forward-looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on the Abaxis’ ability to verify the accuracy or completeness of any supply chain information provided by suppliers or others.

Table I

The table below lists the CFSI Smelter Information Exchange validated smelters identified in our Template responses for 2015. The information below includes smelter facility names and locations as reported by the CFSI as of March 31, 2016.

Metal	Smelter Name	Smelter Country	Smelter ID
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	H.C. Starck GmbH	GERMANY	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	Exotech Inc.	UNITED STATES	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973

Metal	Smelter Name	Smelter Country	Smelter ID
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	QuantumClean	UNITED STATES	CID001508
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemicals	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tantalum	Zhuzhou Cemented Carbide	CHINA	CID002232
Tin	Alpha	UNITED STATES	CID000292
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dowa	JAPAN	CID000402
Tin	Elmet S.L.U.	SPAIN	CID002774
Tin	EM Vinto	BOLIVIA	CID000438
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773
Tin	Mineração Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Justindo	INDONESIA	CID000307
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Prima Timah Utama	INDONESIA	CID001458

Metal	Smelter Name	Smelter Country	Smelter ID
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	Rui Da Hung	TAIWAN	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Thaisarco	THAILAND	CID001898
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	DODUCO GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Materion	UNITED STATES	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161

Metal	Smelter Name	Smelter Country	Smelter ID
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Précinox S.A.	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Republic Metals Corporation	UNITED STATES	CID002510
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES	CID000966
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Phoenix Metal Ltd.	RWANDA	CID002507
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Gold	Advanced Chemical Company	UNITED STATES	CID000015
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Faggi Enrico S.p.A.	ITALY	CID002355
Gold	Geib Refining Corporation	UNITED STATES	CID002459
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Torecom	KOREA, REPUBLIC OF	CID001955